Exhibit 99.1

For Immediate Release
For more information, contact:

James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Standard Motor Products, Inc. Announces
Closing of Acquisition of General Cable
Automotive Ignition Wire Business

New York, NY, May 31, 2016 ….… Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, announced today that on May 27, 2016 it closed its previously announced acquisition of General Cable Corporation’s automotive ignition wire business for approximately $71 million, subject to post-closing adjustments. The acquisition was funded through borrowings under its revolving credit facility.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward-looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

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37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com